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                                  Exhibit 23(j)
       Consent of Independent Registered Certified Public Accounting Firm

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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 25, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Report of Transamerica Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Tampa, Florida
April 27, 2009